ELEVENTH FORBEARANCE & MODIFICATION AGREEMENT

THIS ELEVENTH FORBEARANCE & MODIFICATION AGREEMENT (“Agreement”) is entered into effective as of the 31st day of October, 2008 by and among M&I Marshall & Ilsley Bank (for itself, as successor to Gold Bank, and for its successors and assigns, the “Lender”), Crescent Oil Company, Inc. (“Crescent Oil”), Crescent Stores Corporation (“Crescent Stores”), Titan Global Holdings, Inc. (“Titan”) and Phil Near, an individual (“Near”), all in reference to certain loans made by Lender to Crescent Oil and Crescent Stores pursuant to and in connection with a Loan and Security Agreement dated May 18, 2005 (“Base Agreement”), as amended by that certain Amendment No. 1 to Loan and Security Agreement and Other Transaction Documents dated August 17, 2005 (“1st Amendment”); Amendment No. 2 to Loan and Security Agreement and Other Transaction Documents dated January 18, 2006 (“2nd Amendment”); Amendment No. 3 to Loan and Security Agreement and Other Transaction Documents dated May 31, 2006 (“3rd Amendment”); Amendment No. 4 to Loan and Security Agreement and Other Transaction Documents dated August 28, 2006 (“4th Amendment”); Amendment No. 5 to Loan and Security Agreement and Other Transaction Documents dated August 31, 2006 (“5th Amendment”); Amendment No. 6 to Loan and Security Agreement and Other Transaction Documents dated May 10, 2007 (“6th Amendment”); Amendment No. 7 to Loan and Security Agreement and Other Transaction Documents dated June 21, 2007 (“7th Amendment”); a Forbearance and Modification Agreement dated December 31, 2007 (“First FMA”); a Second Forbearance and Modification Agreement dated January 18, 2008 (“Second FMA”); a Third Forbearance and Modification Agreement dated February 22, 2008 (“Third FMA”); a Fourth Forbearance and Modification Agreement dated March 7, 2008, 2008 (“Fourth FMA”); a Fifth Forbearance and Modification Agreement dated March 24, 2008 (“Fifth FMA”); and a Sixth Forbearance and Modification Agreement dated May 15, 2008 (“Sixth FMA”); and a Seventh Forbearance and Modification Agreement dated June 27, 2008 (“Seventh FMA”); an Eighth Forbearance and Modification Agreement dated July 21, 2008 (“Eighth FMA”); a Ninth Forbearance and Modification Agreement dated August 29, 2008 (“Ninth FMA”); and a Tenth Forbearance and Modification Agreement dated September 16, 2008 (“Tenth FMA”) (the Base Agreement, 1st Amendment, 2nd Amendment, 3rd Amendment, 4th Amendment, 5th Amendment, 6th Amendment, 7th Amendment, First FMA, Second FMA, Third FMA, Fourth FMA, Fifth FMA, Sixth FMA, Seventh FMA, Eighth FMA, Ninth FMA and the Tenth FMA are collectively referred to herein as the “Loan Agreement”). Capitalized terms not otherwise defined herein will have the meaning given to them in the Loan Agreement. Near is the guarantor of the payment and performance of all obligations of Borrowers (as hereinafter defined) under the Loan Agreement and other Transaction Documents pursuant to an Unlimited Continuing Guaranty delivered by Near to Lender dated May 18, 2005 (the “Guaranty”). As used herein, the term “Borrowers” means Crescent Oil and Crescent Stores on a joint and several basis.

WHEREAS, several defaults and events of default have occurred under the Loan Agreement, which defaults and events of defaults entitle Lender to exercise its rights and remedies under the Loan Agreement, including without limitation, the acceleration of all Notes and the foreclosure against all Collateral; and

WHEREAS, Lender has notified Borrowers and Guarantor of the existence of certain such defaults and events of defaults by correspondence dated December 27, 2007 and as described in the First FMA, Second FMA, Third FMA, Fourth FMA, Fifth FMA, Sixth FMA, Seventh FMA, Eighth FMA, Ninth FMA and Tenth FMA and the Borrower has further defaulted on the Transaction Documents by requesting and allowing to exist Special Advances in excess of the Special Advance Cap through October 31, 2008 (the “Specific Defaults”); and

WHEREAS, the Tenth FMA expires on the effective date of this Agreement; and

WHEREAS, Borrowers desire for Lender, among other things, to (a) continue to make advances to Borrowers, (b) extend the maturity date of the Notes, and (c) forbear from exercising its rights and remedies in respect of the Specific Defaults all through the Forbearance Period (as hereinafter defined); and

WHEREAS, Borrowers and Guarantor acknowledge and agree that each will derive benefit from, and desires for itself and for the other parties hereto to be bound by the terms of this Agreement; and

WHEREAS, Titan has acquired 100% of the issued and outstanding capital stock of Crescent Fuels, Inc. (“Crescent Fuels”), which such stock Titan recognizes and acknowledges is subject to Lender’s first perfected security interest; and

WHEREAS, Crescent Fuels owns 100% of the issued and outstanding capital stock of Crescent Oil and Crescent Stores; and

WHEREAS, the outstanding principal balance plus accrued and unpaid interest plus unpaid fees, costs and expenses owed by Borrowers to Lender under the Transaction Documents was approximately $38,747,781 (the “Outstanding Balance”) as of September 30, 2008.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.  Recitals and Ratification. The recitals to this Agreement are a part of this Agreement for all purposes, and are true and accurate in all respects. Borrower, Titan and Guarantor hereby ratify, confirm and affirm the legality, binding nature and enforceability of the Loan Agreement (as modified hereby) and all of the Transaction Documents, all in accordance with their respective terms.

2.  Defaults. The Borrowers, Titan and Guarantor acknowledge the existence of the Specific Defaults.

3.  Forbearance Period. Subject to Borrowers’ and Titan’s continuing compliance with the terms and conditions of this Agreement, Lender will forbear from exercising the remedies available to it based on the Specific Defaults from the date hereof through the earlier of (a) a breach or default by the Borrowers, Titan or Guarantor under this Agreement or under any other Transaction Document (other than the Specific Defaults) or (b) 3:00 PM Kansas City, Missouri local time on December 15, 2008. (hereinafter, the “Forbearance Period”).

4.  Maturity Date. The due date in respect of Term Note #2, the Maturity Date and the Revolving Credit Termination Date shall each be extended until the earlier to occur of (a) a breach or default by the Borrowers, Titan or Guarantor under this Agreement or under any other Transaction Document (other than the Specific Defaults) or (b) the conclusion of the Forbearance Period.

5.  Borrowing Capacity: The definition of “Borrowing Capacity” contained in Section 1.1(e) of the Loan Agreement is hereby deleted and the following is substituted therefor:

“(e) BORROWING CAPACITY means $25,500,000; less the undrawn amount of all outstanding Letters of Credit; less any pay downs made in respect of the Revolving Credit Loans occurring after July 21, 2008.”

6.  LIBOR Index: A new definition of “LIBOR Index” is hereby added to Section 1.1 of the Loan Agreement as follows:

“”LIBOR Index” shall mean the London interbank offered rate per annum for 30-day deposits in United States dollars, as determined by the British Banker’s Association average of interbank offered rates for United States dollar deposits in the London market based on quotations at 16 major banks, as published in the “Money Rates” Section of the Wall Street Journal as of the applicable determination date; provided, if Lender determines that the foregoing source is unavailable for 30-day deposits or does not accurately reflect Lender’s cost of funds, Lender shall determine the LIBOR Index based on a different index more reflective of its costs of funds.”

7.  Interest Rate. Subject to Lender’s right to implement the default rate of interest as provided in the Loan Agreement (and as described herein), from and after the date hereof, the Notes (other than the Special Advance Note) and all other obligations of Borrowers to Lender will bear interest at the per annum non-default rate equal to the LIBOR Index plus three hundred fifty (350) basis points.

8.  Reporting Requirements. Without limiting Borrowers’ other reporting obligations to Lender under the Loan Agreement,

(a) Borrowers shall deliver to Lender not later than 1:00 p.m. Kansas City local time on Thursday of each week (i) a Borrowing Base Certificate in form and substance acceptable to Lender showing the true and correct Borrowing Capacity calculation as of 11:59 p.m. on the immediately preceding Sunday, (ii) a report of cash disbursements for any Capital Expenditures (as used herein, “Capital Expenditures” shall mean, any expenditure of money for the lease, purchase or other acquisition or construction of or with respect to any capital asset, or for the lease of any other asset whether payable currently or in the future) through 11:59 p.m. on the immediately preceding Sunday of each week; and (iii) a report showing budgeted to actual weekly cash flow based on the calendar week ending on the immediately preceding Friday, all in form and substance acceptable to Lender in its sole discretion; and

(b) Borrowers shall deliver to Lender, the monthly balance sheets and profit and loss statements for October, 2008, on or before 3:00 p.m. Kansas City local time, November 21, 2008.

9.  Capital Expenditures. Notwithstanding anything to the contrary contained in the Loan Agreement, Borrowers will not incur Capital Expenditures which are either (a) not in the Budget, or (b) in excess of Fifty Thousand Dollars ($50,000.00) during any calendar week measured from Monday through Sunday.

10.  Restated Special Advance Facility. The Special Advance Facility and Budget described in Section 10 of the Eighth FMA modified and restated as described below.

(a) General Terms. Subject to the terms hereof, so long as no defaults or events of default have occurred under the Loan Agreement (other than the Specific Defaults), commencing on the effective date hereof and ending on the Business Day immediately preceding the end of the Forbearance Period, Lender will make advances (each a “Special Advance”, collectively, the “Special Advances”) to Borrowers on a revolving basis in an amount not to exceed Twelve Million Dollars ($12,000,000.00) less any permanent reduction of the Special Advances Cap pursuant to Section 12(c) below (“Special Advances Cap”). The Special Advances will continue to be evidenced by a Special Advance Note executed by Borrower on or about August 29, 2008 (the “Special Advance Note”). The Special Advances shall be Loans under the Loan Agreement for all purposes (except as and to the extent modified by the terms hereof). The Special Advance Note is a Transaction Document and a Note for all purposes under the Loan Agreement.

(b) Security for Special Advances. The Special Advances are secured by, and entitled to all of the benefits of all of the Collateral, and, without limiting any other security interests granted by Borrowers to Lender to secure the payment and performance of the Borrowers’ obligations under the Loan Agreement, Borrowers hereby grant to Lender a continuing security interest in and to all of the Collateral in order to secure the Borrowers’ payment and performance of all of their respective and collective obligations under the Loan Agreement and the other Transaction Documents, including without limitation, the Special Advance Note.

(c) Suspension of Revolving Credit Advances. New Advances under the Revolving Credit Note shall remain unavailable and shall not be available to Borrowers notwithstanding any pay down of the Revolving Credit Loan.

(d) Special Advance Borrowing Requests. On the effective date hereof, all amounts which have been advanced to Borrowers in excess of the Borrowing Capacity in effect immediately prior to this Agreement will be converted to Special Advances (the “Initial Special Advances”). After giving effect to the Initial Special Advances, requests for additional Special Advances shall be limited to expenditures detailed in the Budget, subject to the Variance Percent (as hereinafter defined). Each request for a Special Advance (each a “Special Advance Request”) will identify in detail acceptable to Lender in its sole and absolute discretion, the amount of the Special Advances being requested, the payee(s) for each Special Advance, the Budget line item detailing the Special Advance and confirmation that the Special Advances being requested conform to the Budget, subject to the Variance Percent. The foregoing Special Advance Request will be on a form prescribed by Lender from time to time (the current form of which is attached hereto as Exhibit A) (as amended and modified form time to time in the sole and absolute discretion of the Lender, the “Special Advance Request Form”) and shall be certified to Lender as true, accurate, complete and correct by the Borrower and the Chief Executive Officer of the Borrowers in his or her individual capacity. The Special Advance Request Form will constitute a representation, warranty and covenant as to the matters contained therein, all of which shall bind the Borrowers and the Chief Executive Officer of the Borrowers in his or her individual capacity. In the event any representation or warranty in any Special Advance Request Form is or becomes untrue, or in the event any covenant contained therein is breached, without limiting any of Lender’s rights and/or remedies available at law or in equity, Lender may immediately and without notice cease any further Special Advances and accelerate all indebtedness and obligations of all Borrowers and Guarantors under the Loan Agreement and under any Transaction Document. Special Advance Requests may be made on a basis as frequently as daily by Borrowers’ submission to Lender of a fully executed Special Advance Request Form at or before 4:00 PM (Kansas City, Missouri local time) on the Business Day prior to the Business Day upon which Borrowers desire for the Special Advance to be made. In the event Lender denies the Special Advance Request, it will notify Borrowers of such denial reasonably promptly upon such determination.

(e) Special Advance Borrowing Capacity. In no event shall Borrower request, and in no event shall Lender be obligated to fund any Special Advance Requests which would result in outstanding Special Advances in excess of the Special Advance Cap.

(f) Interest; Fees and Costs. Subject to Lender’s right to implement the default rate of interest as provided in the Loan Agreement, from and after the date hereof, the Special Advance Note and all other obligations of Borrowers to Lender will bear interest at the per annum non-default rate equal to the LIBOR Index plus five hundred fifty (550) basis points.

(g) Payment of Interest; Repayment of Special Advances. Borrower will pay interest on the Special Advances on the first day of each calendar month in arrears. Interest will be computed in the same manner as it is calculated on the Advances under the Revolving Credit Note. All Special Advances (together with all accrued and unpaid interest) will be due and payable in full upon the earlier of (i) the conclusion of the Forbearance Period, or (ii) Lender’s earlier acceleration thereof pursuant to the terms of the Loan Agreement and other Transaction Documents.

(h) Budget. For purposes hereof and for purposes of the Special Advance Request Form, “Budget” means the budget of Borrowers for the period from October 1, 2008 through December 31, 2008, which is attached hereto as Exhibit B, together with extensions and modifications thereof as may be approved by Lender in its sole but reasonable discretion. Borrower covenants to provide a new 13-week Budgets acceptable to Lender in its sole but reasonable discretion, not less than ten (10) days prior to the end of the then current Budget. The then-current version of the foregoing (to the extent approved by Lender) will be the “Budget” for purposes hereof.

Borrowers and Titan represent and warrant to Lender that the Budget reflects, on a line-item basis, anticipated cash receipts and expenditures on a weekly basis and includes all necessary and required expenses which Borrowers expect to incur during each month of the Budget. Borrowers shall use the proceeds of the Special Advances only for payment of such items as is set forth in the Budget and subject to the terms and conditions set forth in the Transaction Documents. Borrower shall revise the Budget by the end of each month during the Forbearance Period, and the Budget shall remain subject to the consent of the Lender each month. Not later than the fourth (4th) Business Day of each week, Borrowers shall provide to the Lender a variance report reflecting, on a line-item basis, the actual cash disbursements for the preceding week and the percentage variance (the “Variance Percent”) of such actual disbursements from those reflected in the Budget for that period. Any disbursement by Borrowers other than for budgeted amounts as set forth in the Budget shall constitute an Event of Default in accordance with the provisions of this Agreement and the Transaction Documents unless the Lender consents to those changes in writing; provided, however, that subject to the Special Advance Cap, Borrowers may make payments in excess of the total budgeted disbursements so long as the Variance Percent of the aggregate of all actual disbursements for each week shall not exceed five (5%) percent of the budgeted disbursements for that week. Borrowers hereby acknowledge and agree that Lender may, from time to time through consultants and professionals selected and retained by Lender in its sole discretion, the cost of which will be paid by Borrowers, review and confirm Budget compliance (and may deny Special Advance Requests that Lender reasonably believes to be outside of the Budget, subject to the Variance Percent.

11.  Titan Guaranty. On or before 12:00 Noon (Kansas City, Missouri local time) on November 10, 2008, Titan will have executed and delivered to Lender, a Guaranty of $19,000,000 of Borrowers’ indebtedness to Lender under the Loan Agreement and other Transaction Documents (“Titan Guaranty”) in form and substance acceptable to Lender in its sole but reasonable discretion, together with such documentation, instruments and certificates as Lender may require in order to secure the Titan Guaranty with a pledge of 100% of the issued and outstanding capital stock of Crescent Fuels (“Titan Stock Pledge”). Titan and Lender acknowledge and agree that Lender currently holds the first position security interest in the foregoing collateral and that the Titan Stock pledge would be the second position security interest.

12.  Conoco Contract Payment.

(a) Delivery of Proceeds. On or before 12:00 Noon (Kansas City, Missouri local time) on November 10, 2008, Borrowers and Titan covenant to deliver to Lender, all of the Upfront BIP proceeds from the Third Amendment to Branded Marketer Agreement between Crescent Oil and ConocoPhillips Company dated October 1, 2008 (“Conoco Proceeds”), which Conoco Proceeds will not be in an amount not less than $6,300,000.

(b) Application of Funds. Upon receipt, the Conoco Proceeds will first be applied against outstanding Special Advances and thereafter, to other any other indebtedness of Borrower to Lender, all in such order and manner as Lender determines in its sole discretion.

(c) Permanent Reduction in Special Advance Facility. Upon the earlier of (a) Lender’s receipt of the Conoco Proceeds, or (b) November 10, 2008, the Special Advance Cap will permanently reduce by $5,000,000.

13.  Partial Payoff.

(a) Partial Payoff. On or before 12:00 Noon (Kansas City, Missouri local time) on November 28, 2008, Borrowers and Titan covenant and agree to deliver to Lender, a partial payoff of the Outstanding Balance in an amount not less than $2,500,000 (“Partial Payoff Amount”). The Partial Payoff Amount will come from new equity investment in the Borrowers or from new unsecured indebtedness of the Borrower, which such new unsecured indebtedness will be deeply subordinated to Lender pursuant to a subordination agreement acceptable to Lender in its sole and absolute discretion, which agreement will, among other things, provide for no payments of principal or interest to the subordinated creditor, no lien rights to the subordinated creditor and no enforcement rights to the subordinated creditor, all until all indebtedness of every kind and nature of Borrower, Guarantor, Titan and their respective affiliates is indefeasibly paid and performed in full. In no event will the Partial Payoff Amount be sourced from (i) new indebtedness except as described above or (ii) funds from the operations of Borrowers. Titan and Borrowers will provide to Lender evidence of the source of the Partial Payoff Amount in form, substance and detail acceptable to Lender in its sole discretion, all on or before 12:00 Noon (Kansas City, Missouri local time) November 25, 2008.

(b) Application of Funds. Upon receipt, the Partial Payoff Amount will first be applied against outstanding Special Advances and thereafter, to other any other indebtedness of Borrower to Lender, all in such order and manner as Lender determines in its sole discretion.

14.  Restructuring of Loans. On or before 12:00 Noon (Kansas City, Missouri local time) on November 28, 2008, Borrower, Titan and Guarantor will have executed and delivered to Lender, in form, detail and substance acceptable to Lender in its sole but reasonable discretion, a term sheet for the complete restructuring of the Loan Agreement and Transaction Documents which will provide for, among other things, (a) forgiveness by Lender of $19,000,000 of the Outstanding Balance as of the date of such restructured loan, (b) a closing date not later than December 15, 2008 and (c) a maturity date of not later than June 30, 2009. Provided that no defaults or events of default have occurred hereunder or under such restructured indebtedness, and provided that Borrower is otherwise ready, willing and able to repay Lender in full on or before the foregoing maturity date, Lender will, in good faith, negotiate such further debt forgiveness as it deems reasonable and appropriate under at the time and under the circumstances.

15.  Forbearance and Special Advance Extension Fee. As a condition to the effectiveness of this Agreement, Borrowers will pay to Lender a Forbearance and Special Advance Extension Fee in the amount of $250,000 (“Extension Fee”). The Extension Fee will come from new equity investment in the Borrowers and will expressly not be sourced from (i) new indebtedness or (ii) funds from the operations of Borrowers. Titan and Borrowers will, together with the payment thereof, provide to Lender evidence of the source of the extension Fee in form, substance and detail acceptable to Lender in its sole discretion. The Extension Fee is not a deposit and will be fully earned, due and payable upon the execution of this Agreement by Borrower and Lender, will be retained for Lender’s account, will not reduce the Outstanding Balances and will not be refundable.

16.  Defaults. The continuation, occurrence or discovery of any default or event of default (whether now or in the hereafter existing) in respect of the Loan Agreement or any other Transaction Document other than the Specific Defaults will constitute a default under this Agreement, and will constitute a default, breach and event of default under each and every Transaction Document without exception. The failure of Borrowers, Titan or the Guarantor to perform any and all obligations under this Agreement as and when due and without notice (except where notice is expressly required) will constitute a default under this Agreement. Any default hereunder by Borrowers, Titan or the Guarantor will constitute a default, breach and event of default under each and every Transaction Document without exception.

17.  Expenses. Borrowers hereby request an advance under the Revolving Credit Loan in an amount sufficient to pay all expenses and costs of Lender (including, without limitation, the attorney fees, costs and expenses for Lender’s outside counsel) in connection with the continuing analysis and legal administration of the Transaction Documents, the Specific Defaults, and other matters relating to the Transaction Documents, and in connection with the preparation, negotiation, execution, approval and administration of this Agreement and any and all other documents, instruments and other things now or hereafter deemed necessary or desirable by Lender in connection with or related to the Loan Agreement and the other Transaction Documents. The foregoing request by the Borrowers is continuous and will survive the conclusion of the Forbearance Period.

18.  Default Interest. Borrowers, Titan and Guarantor acknowledge and agree that based upon the Specific Defaults, Lender is entitled to implement the default rate of interest in respect of all of the Loans (“Default Interest”). At this time, but subject to the new interest rate otherwise provided herein, Lender is electing to defer Default Interest so long as the Borrowers and Guarantor remain in compliance with the terms of this Agreement. In the event any Borrower, Titan and/or any Guarantor fails to comply with any term, provision or condition of this Agreement or any of the Transaction Documents during the Forbearance Period, the condition to the waiver will not have been satisfied, in which case, Lender will be under no obligation of any kind to waive Default Interest. Lender hereby expressly reserves the right to implement Default Interest at any time upon such failure.

19.  Modification of Transaction Documents. Lender, the Borrowers, Titan and the Guarantor agree that the Transaction Documents are hereby modified as the context may require by the terms of this Agreement.

20.  No Impairment. Except as expressly set forth herein, the terms and provisions set forth in the Transaction Documents, all of which are incorporated herein, are unmodified and shall remain in full force and effect, the Borrowers, Titan and the Guarantor hereby ratify and confirm such terms and provisions. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair, or act as a release or relinquishment of, any of the Transaction Documents or any rights of Lender under the Transaction Documents, or any lien, security interest or assignment granted to and/or held by Lender in connection with the Loans. The execution of this Agreement by Lender does not constitute a waiver, limitation or modification of any of Lender rights or remedies under the Transaction Documents or applicable law, all of which Lender hereby expressly reserves, nor shall the same constitute a waiver of any default which may have heretofore occurred or which may hereafter occur with respect to the Transaction Documents.

21.  Release. The Borrowers, Titan and the Guarantor do hereby release, remise, acquit and forever discharge Lender and Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement and the Transaction Documents including but not limited to, claims relating to the Specific Defaults (all of the foregoing hereinafter called the “Released Matters”). The Borrowers, Titan and the Guarantor acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Borrowers, Titan and the Guarantor represent and warrant to Lender that none of them have purported to transfer, assign or otherwise convey any right, title or interest as a Borrower, related entity or Guarantor in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

22.  Debtor Relief Proceedings Defined. Notwithstanding any other provision contained in this Agreement or the Transaction Documents, Borrowers, Titan, Guarantor and Lender agree that the provisions of sections 21-24 hereof shall be applicable if bankruptcy, reorganization, liquidation, conservatorship, receivership or other similar proceedings under any state or federal law now or hereafter in effect are commenced by or against the Borrowers, Titan and/or Guarantor, or the Borrowers, Titan and/or the Guarantor otherwise take any action to restrain, enjoin or otherwise impede Lender’s exercise of the remedies afforded Lender under this Agreement, the Transaction Documents or at law or in equity, all such proceeding and actions hereafter called “Debtor Relief Proceedings”. Without limiting any other provision of this Agreement or the Transaction Documents, the commencement of any Debtor Relief Proceedings will constitute a default hereunder and under every Transaction Document.

23.  Forbearance Negotiations. The Borrowers, Titan and the Guarantor acknowledge that they and Lender have negotiated at length and in good faith to reach the arrangements set forth in this Agreement.

24.  Consent Judgment, Injunction. In the event that Debtor Relief Proceedings are commenced by or against a Borrower, Titan and/or the Guarantor, such party or parties hereby agree(s) and consent(s) to the immediate entry of consent judgments against any part of such parties that are not a debtor in such proceedings. The Borrowers, Titan and Guarantor each further covenant and agree that they shall not, in any Debtor Relief Proceeding, seek an injunction under 11 U.S.C. §105 or any similar provision at law or in equity to enjoin Lender from seeking to have consent judgments entered by a court of competent jurisdiction or recorded in such public records as may be appropriate.

25.  Preservation of Rights, Remedies and Defenses. If, at any time (a) the Borrowers or any of them, Titan and/or Guarantor, or any third party creditor of the any of them, or any other person or entity undertakes any legal proceeding to rescind or set aside any payments under this Agreement or the Transaction Documents or to force the Lender to turnover, return or otherwise disgorge said payments or any other property received by the Lender under this Agreement or the Transaction Documents; or (b) any such payments or property must be disgorged by Lender due to: 1) the insolvency of the Borrowers or any of them, Titan and/or Guarantor, 2) the bankruptcy of the Borrowers or any of them, Titan and/or Guarantor, 3) the reorganization of the Borrowers or any of them, Titan, and/or Guarantor, then in such case, at the option of Lender, the obligations under the Transaction Documents shall be deemed unchanged by this Agreement, and any such payment or property disgorged by Lender shall be added back to the obligations due Lender. Should the provisions of this paragraph become operative, Lender specifically reserves the right to exercise any right, remedy or defense available to it prior to the execution of this Agreement and the Transaction Documents.

26.  Ratification; Estoppel; Reaffirmation.

A. Borrowers, Titan and the Guarantor do hereby reaffirm and ratify the Transaction Documents, as amended, modified and supplemented.

B. Borrowers, Titan and the Guarantor do hereby reaffirm to Lender each of the representations, warranties, covenants and agreements set forth in the Transaction Documents with the same force and effect as if each were separately stated herein and made as of the date hereof to Lender.

C. Borrowers, Titan and the Guarantor further represent and warrant that, as of the date hereof, they have no counterclaims, defenses or offsets of any nature whatsoever to the Loan or any of the Transaction Documents, and that, as of the date hereof, except with respect to payment defaults referred to above, no default has occurred or exists under any of the Transaction Documents.

D. Borrowers, Titan and the Guarantor do hereby ratify, affirm, reaffirm, acknowledge, confirm and agree that the Transaction Documents, as amended, modified and supplemented hereby and by this Agreement, represent the valid, enforceable and collectible obligations of Borrowers, Titan and the Guarantor.

E. Borrowers, Titan and the Guarantor acknowledge and agree that Lender’s willingness to enter into this Agreement and extend the Forbearance Period does not create an expectation on the part of Borrowers, Titan and Guarantor that Lender might or would be willing to further extend the Forbearance Period or enter into a subsequent forbearance agreement or modification. This Agreement expressly does not create a course of dealing with respect to Lender’s willingness to further forbear from exercising any rights and remedies it now has or hereafter may have against Borrowers, Titan or Guarantor.

27.  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and personal representatives.

28.  Governing Law. The terms and conditions of this Agreement and all of the Transaction Documents shall be governed by the applicable laws of the State of Kansas.

29.  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

30.  No Waiver. Nothing contained in this letter may be construed as a waiver of, or promise to waive any Default or Event of Default, including without limitation the Specific Defaults, and, subject to the Forbearance Period, Lender hereby reserves all rights and remedies of every kind and nature in respect of all breaches, defaults and events of default in respect of every Transaction Document, including without limitation, in respect of the Specific Defaults.

31.  Interpretation. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

32.  Conflict Between Terms. In the event of a conflict between or among the terms, covenants, conditions or provisions of this Agreement or the Transaction Documents, Lender may elect to enforce from time to time those provisions that would afford Lender the maximum financial benefits and security for such obligations and liabilities thereunder and/or provide Lender the maximum assurance of payment of such liabilities and obligations in full.

33.  Revival of Liability. To the extent that any payment or payments made to Lender under this Agreement, the Transaction Documents, or any payment or proceeds of any collateral received by Lender in the reduction of the indebtedness evidenced therein or with respect to any of the allocations evidenced by this Agreement or any related documents are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Borrowers, Titan, Guarantor or any other person liable for any of the obligations evidenced and/or secured by this Agreement or any other related documents, whether directly or indirectly, as a debtor-in-possession or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the indebtedness of Borrowers, Titan or Guarantor evidenced hereby or such other liable person intended to have been satisfied by such payment or proceeds will be revived and will continue in full force and effect as if such payment or proceeds had never been received by Lender.

34.  Waiver of Jury Trial. The Borrowers, Titan and the Guarantor waive the right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Agreement. This waiver is knowingly, intentionally and voluntarily made by all parties.

35.  Amendment. The terms and conditions hereof may not be modified, altered or otherwise amended except by an instrument in writing executed by the Borrowers, Titan, the Guarantor and Lender.

36.  Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

37.  Statutory Notice. THE FOLLOWING NOTICE IS GIVEN TO COMPLY WITH K.S.A. 16-117 and 16-118

THIS IS THE FINAL EXPRESSION OF THE MODIFIED CREDIT AGREEMENT AMONG BORROWERS, TITAN, GUARANTOR AND LENDER. THIS MODIFICATION TO A CREDIT AGREEMENT CANNOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT AMONG BORROWERS, TITAN, GUARANTOR AND LENDER. THE FOLLOWING SPACE (WHICH THE PARTIES HERETO AGREE IS SUFFICIENT SPACE) IS PROVIDED FOR THE PLACEMENT OF NONSTANDARD TERMS, IF ANY (IF THERE ARE NO NONSTANDARD TERMS TO BE ADDED, STATE "NONE"): --NONE—

***THIS IS A SPECIALIZED CREDIT DOCUMENT; ALL TERMS AND CONDITIONS SHOULD BE REVIEWED BY COMPETENT LEGAL COUNSEL***

BY SIGNING BELOW, BORROWERS, TITAN, GUARANTOR AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THEMSELVES WITH RESPECT TO THE SUBJECT MATTER OF THIS WRITTEN MODIFICATION TO A CREDIT AGREEMENT.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK, SIGNATURE PAGE FOLLOWS]

[signature page for Eleventh Forbearance and Modification Agreement effective October 31, 2008]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

LENDER

M&I Marshall & Ilsley Bank

By: /s/ Sam S. Pepper, Jr.
Printed Name: Sam S. Pepper, Jr.
Its: Executive Vice President

BORROWERS

Crescent Oil Company, Inc.

By: /s/ Jon Viets
Printed Name: Jon Viets
Its: Executive Vice President

Crescent Stores Corporation

By: /s/ Jon Viets
Printed Name: Jon Viets
Its: President

TITAN

Titan Global Holdings, Inc.

By: /s/ Bryan M. Chance
Printed Name: Bryan M. Chance
Its: President and CEO

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

The undersigned Guarantor acknowledges that Lender has no obligation to provide him with notice of, or to obtain its consent to, the terms of the foregoing Eleventh Forbearance and Modification Agreement dated October 31, 2008. Guarantor further agrees that his consent to the Agreement will expressly not create any expectation or course of dealing which would require Lender to either notify or seek the consent of Guarantor to any subsequent amendment, modification or forbearance. Notwithstanding the foregoing, Guarantor below hereby (a) confirms that he has read and consents to and approves of the terms and conditions of this Agreement, (b) acknowledges and agrees that the Loan Agreement and other Transaction Documents continue to be guaranteed pursuant to the terms of his Unlimited Continuing Guaranty dated May 18, 2005, (c) ratifies and reaffirms each and all of the terms and provisions of his Unlimited Continuing Guaranty, and (d) agrees that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall not in any way impair, diminish, extinguish, release, reduce, terminate, discharge or adversely affect the continuing, absolute and unconditional liability of Guarantor under his Unlimited Continuing Guaranty. By execution of this Acknowledgment and Consent of Guarantor, the undersigned enters into and consents to be bound by the terms and conditions of this Agreement, and expressly waives notice of or consent to any subsequent amendments, even though such subsequent amendments may (subject to the terms of his Unlimited Continuing Guaranty) operate to increase the obligations guaranteed by Guarantor.

By:	/s/ Phillip L. Near
Phillip L. Near, an individual